Exhibit 3.28

Phone: (503)-986-2200 Fax: (503) 373-4391 Articles of Amendment—Business/Professional/Nonprofit
Secretary of State	Check the appropriate box below:
Corporation Division	☒ BUSINESS/PROFESSIONAL CORPORATION
255 Capitol St. NE, Suite 151	(Complete only 1, 2, 3, 4, 6, 7)
Salem, OR 97310-1327	☐ NONPROFIT CORPORATION
FilingInOregon.com	(Complete only 1, 2, 3, 5, 6, 7)

REGISTRY NUMBER: 258985-86

In accordance with Oregon Revised Statute 192.410-192.490, the information on this application is public record.

We must release this information to all parties upon request and it will be posted on our website.     For office use only

Please Type or Print Legibly in Black Ink.

1)	Entity Name: TFR Technologies, Inc.
2)	STATE THE ARTICLE NUMBER(S) AND SET FORTH THE ARTICLE(S) AS IT IS AMENDED TO READ. (Attach a separate sheet if necessary.)

1. TFR Technologies, Inc. will be renamed TriQuint TFR, Inc.

3)	THE AMENDMENT WAS ADOPTED ON: April 29, 2008

(If more than one amendment was adopted, identify the date of adoption of each amendment.)

BUSINESS/PROFESSIONAL CORPORATION ONLY

4)	CHECK THE APPROPRIATE STATEMENT
☐	Shareholder action was required to adopt the amendment(s). The vote was as follows:

Class or series of shares	Number of shares outstanding	Number of votes entitled to be cast	Number of votes cast FOR	Number of votes cast AGAINST

☒	Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the board of directors without shareholder action.
☐	The corporation has not issued any shares of stock. Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the Incorporators or by the board of directors.

    NONPROFIT CORPORATION ONLY

5)	CHECK THE APPROPRIATE STATEMENT
☐	Membership approval was required. The membership vote was as follows:
☐	Membership approval was not required. The amendment(s) was approved by a sufficient vote of the board of directors or incorporators.

Class(es) entitled to vote	Number of members entitled to vote	Number of votes entitled to be cast	Number of votes cast FOR	Number of votes cast AGAINST

6)	EXECUTION Signature	Printed Name	Title

	/s/ Steven Buhaly	Steven Buhaly	Secretary/CFO

FEES
Required Processing Fee $
No Fee for Nonprofit Type Change Only.
Confirmation Copy (Optional) $
Processing Fees are nonrefundable.
Please make check payable to “Corporation Division.”
NOTE: Fees may be paid with VISA or MasterCard. The card number and expiration date should be submitted on a separate sheet for your protection.